SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 27, 2005
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                              American Dairy, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

   C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu,
                     Beijing The People's Republic of China
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                    (Address of principal executive offices)

                                011-0452-4312688
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              (Registrant's telephone number, including area code)


                                       N/A
 ------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)


      Utah                         000-27351                   87-0445575
 ---------------                  ------------             -------------------
 (State or other                  (Commission                (I.R.S. Employer
 jurisdiction of                  File Number)              Identification No.)
 incorporation)

Item 3.02. Unregistered Sales of Equity Securities

      Effective April 27, 2005, American Dairy, Inc. (the "Company") closed an unregistered offering of a convertible note in the principal amount of $3,000,000 that bears interest at 6 1/2% per annum for a term of one year, which is convertible into the Common Stock of the Company at $8.00 per share at any time during the term of the note. The sale was made to one accredited institutional investor, as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1033, as amended (the "Act"). The offering was made in reliance upon an exemption from registration under Section 4(2) of the Act.

      The proceeds will be used primarily towards the payment of the costs of acquisitions by the Company, and for working capital.


                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005                      American Dairy, Inc.
                                       a Utah corporation

                                       By: /s/ Leng You-Bin
                                       -------------------------------------
                                       Leng You-Bin
                                       Chief Executive Officer and President